SCHEDULE 14A INFORMATION
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Luminex Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT
TRANSACTION OF OTHER BUSINESS
RESTATED CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF LUMINEX CORPORATION
REVOCABLE PROXY

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 22, 2003

To our Stockholders:

     Luminex Corporation will hold its 2003 annual meeting of stockholders on Thursday, May 22, 2003, at 10:00 a.m., local time, at the Renaissance Hotel, 9721 Arboretum Boulevard, Austin, Texas 78759. At the annual meeting, stockholders will act on the following matters:

(1)	election of two members to the Board of Directors to serve for three-year terms as Class III Directors, and

(2)	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 8, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Only holders of record of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A complete list of such stockholders will be available for examination at our offices in Austin, Texas during normal business hours for a period of ten days prior to the annual meeting.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. All stockholders are cordially invited to attend the annual meeting. Stockholders are urged, whether or not they plan to attend the annual meeting, to sign, date and mail the enclosed proxy or voting instruction card in the postage-paid envelope provided.

By Order of the Board of Directors,

G. Walter Loewenbaum II Chairman of the Board of Directors

Austin, Texas
April 17, 2003

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 22, 2003

     This proxy statement is furnished to stockholders of Luminex Corporation in connection with the solicitation by the Board of Directors of proxies for use at the 2003 annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 17, 2003.

Proxy Cards

     If a proxy card is enclosed, it serves to appoint a proxy for record holders of our common stock. Shares represented by a proxy in such form, duly executed and returned to us and not revoked, will be voted at the annual meeting in accordance with the directions given. If no direction is made, the proxy will be voted FOR election of the directors named in the proxy. Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our Secretary, by executing and delivering a later-dated proxy or by voting in person at the annual meeting.

Quorum and Voting

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of our issued and outstanding common stock is necessary to constitute a quorum to transact business. Each share represented at the annual meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock then registered in such holder’s name.

Voting Procedures

     The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Any other proposal, other than the election of directors, that properly comes before the meeting will be approved if a majority of the shares represented and voting on the proposal vote in favor thereof.

     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote for that nominee and will have no effect. Under the rules of The Nasdaq Stock Market, brokers who hold shares in street name have the authority to vote on certain “routine” items when they have not received instructions from beneficial owners. Brokers will have discretionary authority to vote on the scheduled item of business. Under applicable Delaware law, a broker non-vote (or other limited proxy) will have no effect on the outcome of the election of directors.

Voting Securities

     Our only outstanding voting security is our common stock. Only holders of record of common stock at the close of business on April 8, 2003, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date for the annual meeting, there were 29,625,818 shares of common stock outstanding and entitled to vote at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us regarding the ownership of the common stock as of April 8, 2003 by (i) each director and director nominee, (ii) each current and former executive officer named in the Summary Compensation Table below (each a “named executive officer”), (iii) all directors and executive officers as a group and (iv) each person known to us to own beneficially 5% or more of our outstanding common stock.

     The information set forth below includes shares of common stock directly and indirectly owned and shares of common stock underlying currently exercisable options, as well as those options which will become exercisable within 60 days of April 8, 2003. Except as otherwise indicated, the named persons below have sole voting and dispositive power with respect to beneficially owned shares.

	Common Stock Beneficially Owned

		Total as a
	Number of Shares	Percentage of
Beneficial Owner	Owned (1)	Shares Outstanding

Directors and Named Executive Officers (2)

G. Walter Loewenbaum II (3)	2,230,247	7.5%
John E. Koerner, III (4)	1,346,000	4.5%
Laurence E. Hirsch	361,700	1.2%
Fred C. Goad, Jr. (5)	272,500	*
Jim D. Kever (6)	230,722	*
Robert J. Cresci	190,850	*
William L. Roper, M.D.	35,000	*
C. Thomas Caskey, M.D.	31,000	*
Kevin M. McNamara (7)	75,000	*
Thomas W. Erickson	82,500	*
Harriss T. Currie	41,542	*
Mark B. Chandler, Ph.D. (8)	3,685,827	12.2%
Gail S. Page	15,000	*
All directors and current executive officers as a group (13 persons)	5,138,710	17.0%

Other 5% Stockholders

St. Denis J. Villere & Company (9)
210 Baronne Street, Suite 808
New Orleans, LA 70112	1,807,695	6.1%
Pequot Capital Management, Inc. (10)
500 Nyala Farm Road
Westport, CT 06880	1,639,100	5.5%

*	Less than 1%.

(1)	Includes shares attributable to shares of common stock not outstanding but subject to currently exercisable options (as well as those options which will become exercisable within 60 days of April 8, 2002) as follows: Mr. Loewenbaum – 35,166 shares; Mr. Koerner – 60,800 shares; Mr. Hirsch – 30,200 shares; Mr. Goad – 20,000; Mr. Kever – 60,800 shares; Mr. Cresci – 30,200 shares; Dr. Roper – 35,000 shares; Dr. Caskey – 30,000 shares; Mr. McNamara – 75,000 shares; Mr. Erickson – 82,500; Mr. Currie – 34,743; Dr. Chandler – 694,025; and all directors and current executive officers as a group – 736,058 shares.

(2)	The applicable address for all directors and named executive officers (other than Dr. Chandler and Ms. Page) is c/o Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727. The address for Dr. Chandler is 3300 Duval Road, Austin, Texas 78759. The address for Ms. Page is 15901 Soleil Court, Austin, Texas 78734.

(3)	Includes 312,000 shares held by a partnership of which Mr. Loewenbaum is the general partner and of which Mr. Loewenbaum disclaims beneficial ownership; 1,000 shares held by a partnership in which Mr. Loewenbaum has an indirect interest; 112,000 shares held in trust for the benefit of Mr. Loewenbaum’s children and of which Mr. Loewenbaum disclaims beneficial ownership; 45,500 shares held by a trust for the benefit of Mr. Loewenbaum’s grandchildren, of which Mr. Loewenbaum is a trustee, and 234,600 held by a trust for Mr. Loewenbaum’s benefit.

(4)	Includes 1,285,200 shares held by Koerner Capital, L.L.C. of which Mr. Koerner is the sole stockholder and 10,960 shares held by two trusts for the benefit of his children. Mr. Koerner disclaims beneficial ownership of the shares held by the two trusts.

(5)	Includes 6,120 shares held by a trust of which Mr. Goad is the trustee. Mr. Goad disclaims beneficial ownership of the shares held by the trust.

(6)	Includes 68,712 shares held by a trust for Mr. Kever’s benefit.

(7)	Pursuant to a consulting agreement with the Company which expired at the end of 2002, Mr. McNamara received options to purchase an aggregate of 75,000 shares of common stock at exercise prices ranging from $4.11 to $17.18 per share.

(8)	Dr. Chandler served as the Company’s Chairman and Chief Executive Officer until September 5, 2002, when he left the Company to become Chairman and Chief Executive Officer of Rules-Based Medicine, Inc. Information provided for Dr. Chandler is based solely on information provided to the Company by Dr. Chandler and includes 2,691,802 shares held jointly by Dr. Chandler and his wife; 100,000 shares held in trust for the benefit of Dr. Chandler of which Dr. Chandler is the trustee; and 50,000 shares held in trust for the benefit of Dr. Chandler’s daughter of which Dr. Chandler is the trustee.

(9)	This information is based solely on a Schedule 13G filed by St. Denis J. Villere & Company on February 11, 2003. St. Denis J. Villere & Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting and dispositive power as to 581,820 shares and shared voting and dispositive power as to another 1,531,000 shares.

(10)	This information is based solely on a Schedule 13G filed by Pequot Capital Management, Inc. on February 14, 2003. Pequot Capital Management, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting and disposition power as to 1,639,100.

PROPOSAL 1 – ELECTION OF DIRECTORS

     The number of directors on our Board of Directors is currently fixed at eight. Our Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes. Each class of directors serves staggered three-year terms.

     Our Board of Directors is composed of three Class I directors, consisting of C. Thomas Caskey, Robert J. Cresci and William L. Roper, three Class II directors, consisting of Fred C. Goad, Jr., Laurence E. Hirsch and Jim D. Kever, and two Class III directors, consisting of John E. Koerner, III and G. Walter Loewenbaum II. The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meeting of stockholders held in 2004, 2005 and 2003, respectively. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. Mr. Koerner plans to resign from the Board of Directors effective upon the election and qualification of a successor at this year’s annual meeting.

     At this annual meeting, the stockholders will elect two Class III directors. Each of these directors is to serve a three-year term until the 2006 annual meeting of stockholders and until a successor is elected and qualified or until the director’s earlier resignation or removal. The Board of Directors has nominated Mr. Loewenbaum for re-election as a director and has nominated Kevin M. McNamara to serve as a director and succeed Mr. Koerner. The Board of Directors has no reason to believe that either of the nominees will be unable or unwilling to serve as a director if elected.

     Certain information about the nominees for the Board of Directors, and those directors whose terms do not expire at the 2003 annual meeting, is furnished below. The Board of Directors recommends that stockholders vote FOR the election of its nominees for director.

Class III Director Nominees

     G.     Walter Loewenbaum II, age 58. Mr. Loewenbaum has served as a member of the Board of Directors since May 1995 and as Chairman of the Board of Directors since September 2002. He served as Vice Chairman of the Board of Directors from April 1998 until January 2000. Since mid 2001, Mr. Loewenbaum has provided advice and assistance to our senior management team on a regular basis with respect to financial and strategic matters and general business operations of the Company. Mr. Loewenbaum maintains an office at the Company’s offices in Austin, Texas and receives compensation for his services as Chairman of the Board of Directors. Since July 1999, he has served as Managing Director and a Member of LeCorgne Loewenbaum & Co., LLC. From April 1990 until June 1999, he served as the President, Chairman and Chief Executive Officer of Loewenbaum & Company, Inc., an investment management company. Mr. Loewenbaum also has served as Chairman of the Board of Directors of 3D Systems Corporation since September 1999 and serves on the Board of Directors of Sonic Innovations, Inc. He received a B.A. from the University of North Carolina.

     Kevin M. McNamara, age 47. Mr. McNamara has served as Chief Financial Officer of HCCA International, Inc., a healthcare management and recruitment company since December 2002. From November 1999 until February 2001, Mr. McNamara served as Chief Executive Officer and a director of Private Business, Inc., a provider of electronic commerce solutions that help community banks provide accounts receivable financing to their small business customers. From 1996 to 1999, Mr. McNamara served as Senior Vice President and Chief Financial Officer of Envoy Corporation (“Envoy”), a provider of electronic transaction processing services for the healthcare industry. Before joining Envoy, Mr. McNamara served as President of NaBanco Merchant Services Corporation, a merchant credit card processor. Mr. McNamara also serves on the Board of Directors of ProxyMed, Inc. and several private companies. He provided financial and strategic consulting services to the Company from October 2001 through December 2002. Mr. McNamara is a Certified Public Accountant and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond.

Class I Directors (Term Expires in 2004)

     C.Thomas Caskey, M.D., F.A.C.P., age 64. Dr. Caskey has served as a member of the Board of Directors since January 2001. Since April 2000, he has served as President and Chief Executive Officer of Cogene Biotech Ventures, Ltd., a private equity fund that focuses on intermediate stage and start-up biotech companies, and, since 1995 has been an adjunct professor at Baylor College of Medicine, Houston, Texas. From 1995 to March 2000, he was the Senior Vice President of Human Genetics and Vaccines Discovery at Merck Research Laboratories, as well as President of Merck Genome Research Institute from 1996 to March 2000. Dr. Caskey has served as past President of the American Society of Human Genetics and the Human Genome Organization, 1993-1996; chair of the advisory panel on Forensic Uses of DNA Tests, U.S. Congress Office of Technology Assessment, 1989-1990; and as a committee member on DNA Technology in Forensic Science, National Research Council, National Academy of Sciences, 1989-1991. In addition, he has served as Chairman of the Board of Directors of Lexicon Genetics, Incorporated since April 2000. Dr. Caskey earned his M.D. from Duke University Medical School and is a member of the National Academy of Sciences and the Institute of Medicine.

     Robert J. Cresci, age 59. Mr. Cresci has served as a member of the Board of Directors since December 1996. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor Inc., Aviva Petroleum Ltd., j2 Global Communications, Inc., ContinuCare Corporation, Candlewood Hotel Co., Inc., SeraCare Life Sciences, Inc., LTWC Corporation and several private companies. Mr. Cresci received his undergraduate degree from the United States Military Academy at West Point and received his M.B.A. in Finance from the Columbia University Graduate School of Business.

     William L. Roper, M.D., M.P.H., age 54. Dr. Roper has served as a member of the Board of Directors since March 2000. Since 1997, he has served as Dean of the School of Public Health at the University of North Carolina at Chapel Hill, Professor of Health Policy and Administration in the School of Public Health and Professor of Pediatrics in the School of Medicine. From 1993 to 1997, Dr. Roper served in a variety of capacities with the Prudential Insurance Company of America, including Senior Vice President for Medical Management. Prior to joining Prudential, Dr. Roper was Director of the Centers for Disease Control and Prevention, served on the senior White House staff and was Administrator of the Health Care Financing Administration. Dr. Roper currently serves on the Boards of Directors of DaVita, Inc. and Quintiles Transnational Corp. (“Quintiles”), a provider of services to the pharmaceutical, biotechnology and medical device industries, and on the Board of Trustees of the Robert Wood Johnson Foundation. He is also a member of the Institute of Medicine of the National Academy of Sciences. Dr. Roper received his M.D. from the University of Alabama School of Medicine and his M.P.H. from the University of Alabama at Birmingham School of Public Health.

Class II Directors (Term Expires in 2005)

     Fred C. Goad, Jr., age 62. Mr. Goad has served as a member of the Board of Directors since September 1997. Since August 2001, he has been a member in Voyent Partners, L.L.C., a private investment company. Mr. Goad served as Co-Chief Executive Officer of the transaction services division of WebMD Corporation (“WebMD”), a provider of health care transaction, information and technology services, from March 1999 through March 2001. From March 1999 through May 2000, Mr. Goad served as Senior Advisor to the Office of the President of the transaction services division of Quintiles. Mr. Goad served as Co-Chief Executive Officer and Chairman of Envoy from June 1996 until Envoy was acquired by WebMD in March 1999. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer of Envoy. Mr. Goad also serves on the Boards of Directors of Performance Food Group Company and several private companies.

     Laurence E. Hirsch, age 57. Mr. Hirsch has served as a member of the Board of Directors since December 1996. He is currently the Chairman of the Board and Chief Executive Officer of Centex Corporation, a homebuilder and provider of real estate and construction related services. He has served in these positions since July 1991 and July 1988, respectively. He joined Centex Corporation as President and Chief Operating Officer and became a member of its Board of Directors in 1985. He also serves as Chairman of the Board of Centex Construction Products, Inc., a director of Belo Corporation and a trustee of the University of Pennsylvania. Mr. Hirsch received a B.S. in Economics from the Wharton School at the University of Pennsylvania and a J.D. from the Villanova University School of Law.

     Jim D. Kever, age 50. Mr. Kever has served as a member of the Board of Directors since December 1996. He has been a member in Voyent Partners, L.L.C. since August 2001. Mr. Kever served as Co-Chief Executive Officer of the transaction services division of WebMD from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as Chief Executive Officer of the transaction services division of Quintiles. From August 1995 through March 1999, Mr. Kever was the President and Co-Chief Executive Officer of Envoy. Mr. Kever joined Envoy as Treasurer and General Counsel in October 1981. Mr. Kever serves on the Boards of Directors of 3D Systems Corporation, Transaction Systems Architects, Inc. and Tyson Foods, Inc. Mr. Kever received a B.S. in business and administration from the University of Arkansas in 1974 and a J.D. from the Vanderbilt University School of Law in 1977.

Meetings and Committees of the Board of Directors

     During 2002, the Board of Directors met nine times. With the exception of Dr. Caskey, no director attended fewer than 75% of all the 2002 meetings of the Board of Directors and its committees on which he served.

     The Board of Directors currently has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. In addition to the current standing committees of the Board of Directors, the Board plans to create a Nominating and Corporate Governance Committee in 2003. The function of the Nominating and Corporate Governance Committee will be to (i) provide assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, (ii) review the composition of the Board of Directors, (iii) review and recommend corporate governance policies for the Company, and (iv) evaluate periodically the performance of the Board of Directors.

     The Executive Committee, which met twice in 2002, consists of Mr. Loewenbaum, who serves as Chairman, and Mr. Hirsch. The Executive Committee’s function is to act on behalf of the Board of Directors as a whole, to the extent permitted by law.

     The Audit Committee, which met six times in 2002, consists of Mr. Kever, who serves as Chairman, Mr. Cresci, Mr. Hirsch and Mr. Koerner. The Board of Directors has determined that each member of the Audit Committee is independent as that term is defined by the applicable rules of the National Association of Securities Dealers. The Audit Committee recommends engagement of our independent auditors, oversees and reviews the scope of their engagement, consults with such auditors, reviews the results of the audit, acts as a liaison between the Board of Directors and our independent auditors and reviews various Company policies, including those related to accounting and internal control matters. It is the function of the Audit Committee to ensure the Company’s financial statements accurately reflect the Company’s financial position and results of operations. In addition, the Audit Committee, following its review of the audited financial statements, is charged with recommending the audited financial statements to the Board of Directors. The Audit Committee operates pursuant to the terms of a Charter, which was revised and adopted by the Board of Directors on March 7, 2003 (the “Restated Audit Committee Charter”). A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The Compensation Committee, which met four times in 2002, consists of Mr. Goad, who serves as Chairman, Dr. Caskey and Mr. Koerner. The Compensation Committee’s function is to establish and apply our compensation policies to assure that the executive officers, directors and other officers and key employees are compensated in a manner consistent with the compensation policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation Committee also administers our stock incentive plans.

     The Board of Directors considers director nominees from stockholders for election at each annual meeting of stockholders if a written nomination is received by our Secretary in accordance with the procedures specified in our bylaws not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

Compensation of Directors

     Directors who are not employees receive annual grants of non-qualified stock options under our 2000 Long-Term Incentive Plan. Our current policy under the 2000 Long-Term Incentive Plan is to grant to each non-employee director when he or she first joins the Board of Directors an option to purchase 15,000 shares of common stock, vesting in one-third increments annually over a three-year period. In 2002, each non-employee director received an additional option (which became vested as of the date of grant) to purchase 10,000 shares of common stock. All such options have an exercise price equal to 100% of the fair market value of the common stock on the date of grant and terminate 10 years from the date of grant.

     Mr. Loewenbaum, as compensation for his services as Chairman of the Board of Directors, receives a monthly fee of $10,000. In addition, upon being elected to serve as Chairman, Mr. Loewenbaum received an option to purchase 26,000 shares of the Company’s common stock pursuant to the 2000 Long-Term Incentive Plan. Such shares vest in 12 equal monthly increments and will become fully exercisable in October 2003.

     All directors are reimbursed for expenses incurred in connection with attending Board of Directors and committee meetings.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between any member of our Board of Directors or the Compensation Committee and any member of the Board of Directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

     The table below sets forth certain information concerning compensation paid during the last three years to (i) our Chief Executive Officer, (ii) each named executive officer as of December 31, 2002 and (iii) our former Chief Executive Officer and one other former executive officer for whom disclosure would have been required had she been serving as an executive officer at the end of 2002. In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of our salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table.

					Long Term
	Annual Compensation				Compensation Awards

					Restricted	Securities
Name and Principal				Other Annual	Stock	Underlying	All Other
Position	Year	Salary	Bonus (1)	Compensation	Awards	Options	Compensation (2)

		($)	($)	($)	($)	(#)	($)

Thomas W. Erickson (3)	2002	203,780	—	—	—	40,000	—
Interim President and	2001	—	—	—	—	—	—
Chief Executive Officer	2000	—	—	—	—	—	—

Harriss T. Currie	2002	140,000	25,000	—	—	20,000	3,225
Acting Chief Financial Officer,	2001	115,000	8,000	—	—	4,000	1,700
Controller and Treasurer	2000	100,000	—	—	—	10,000	2,275

Mark B. Chandler, Ph.D. (4)	2002	239,167	—	—	—	50,000	111,806
Former Chief Executive Officer	2001	350,000	35,000	—	—	50,000	—
and President	2000	225,000	35,000	—	—	225,000	—

Gail S. Page (5)	2002	260,000	—	80,800 (6)	—	40,000	5,250
Former Executive Vice President	2001	260,000	20,000	74,630 (6)	—	40,000	5,250
and Chief Operating Officer	2000	39,167	—	—	566,250 (7)	90,000	—

(1)	Includes bonus amounts in the year earned, rather than in the year in which such bonus amount was paid or is to be paid.

(2)	Consists of matching payments made under our 401(k) and Simple IRA Plans, except for the amount listed for Dr. Chandler, which includes payments made during 2002 to Dr. Chandler under his consulting agreement described in footnote (4) below.

(3)	Mr. Erickson was engaged in September 2002 to serve as interim President and Chief Executive Officer and is currently under contract with us through August 2003. Pursuant to his Management Services Agreement with the Company, Mr. Erickson receives a monthly fee of $41,667. The terms of Mr. Erickson’s Management Services Agreement with the Company are discussed under the heading “Employment Agreements and Termination of Employment Arrangements.”

(4)	Dr. Chandler served as the Company’s Chairman and Chief Executive Officer until September 5, 2002, when he left the Company to become Chairman and Chief Executive Officer of Rules-Based Medicine, Inc. In connection with his departure from the Company, Dr. Chandler entered into a one-year consulting agreement with the Company pursuant to which he will receive $350,000 over the term of the agreement. The terms of Dr. Chandler’s consulting agreement are discussed under the heading “Employment Agreements and Termination of Employment Arrangements.”

(5)	Ms. Page joined the Company in October 2000; therefore, only compensation we paid Ms. Page since she joined the Company is reflected in the table. Ms. Page ceased to be an employee of the Company as of January 1, 2003. The terms of her severance from the Company are discussed under the heading “Employment Agreements and Termination of Employment Arrangements.”

(6)	Includes (i) a reduction of $50,000 on each of October 2, 2002 and 2001 of the principal amount owed by Ms. Page to the Company pursuant to a promissory note, dated May 9, 2001, and (ii) $30,800 and $24,630 relating to the estimated amount of interest that would have accrued on the note during 2002 and 2001, respectively, calculated using the difference between an assumed market interest rate on the note of 10.0% and the actual rate of interest on the note of 0%. The terms of this Note are discussed below under the heading “Certain Relationships and Related Party Transactions.”

(7)	Ms. Page received a restricted stock grant for 15,000 shares of common stock of the Company, subject to the terms of a Restricted Stock Agreement, dated as of October 2, 2000. The restrictions imposed under the Restricted Stock Agreement lapsed with respect to 7,500 shares on October 2, 2001 and with respect to the remaining 7,500 shares on April 2, 2002. The value of the shares on the grant date (October 2, 2000) has been presented based on the closing price of our common stock as traded on The Nasdaq Stock Market on the grant date ($37.75). Ms. Page owned 15,000 shares of restricted stock at December 31, 2002 and 2001. Based on the closing price of our common stock as traded on The Nasdaq Stock Market on December 31, 2002 ($4.11) and 2001 ($16.96), the value of the restricted shares owned by Ms. Page at the end of 2002 and 2001 was $61,650 and $254,400, respectively.

Option Grants for Fiscal 2002

     The table below sets forth information with respect to the stock option grants made during 2002 under our 2000 Long-Term Incentive Plan to the named executive officers. No stock appreciation rights were granted to the named executive officers during 2002.

	Individual Grants				Assumed Annual Rates of
					Stock Price Appreciation
		Percent of Total			Potential Realized Value for
	Number of Securities	Options Granted to	Exercise		Option Term (2)
	Underlying	Employees in	Price Per	Expiration
Name	Options Granted (1)	Fiscal 2002	Share	Date	5%	10%

Thomas W. Erickson	40,000	5.01%	$6.86	8/12/12	$172,569	$437,323
Harriss T. Currie	20,000	2.51%	$6.52	5/23/12	$82,008	$207,824
Mark B. Chandler, Ph.D.(3)	50,000	6.27%	$6.52	9/05/04	$33,415	$68,460
Gail S. Page (4)	40,000	5.01%	$6.52	5/23/12	$164,157	$415,648

(1)	Except for options granted to Mr. Erickson, which vested in seven equal monthly installments and became fully exercisable in February 2003, options granted in 2002 become exercisable beginning one month following the grant date and vest equally on a monthly basis over a period of 36 months.

(2)	The values shown are based on the indicated assumed annual rates of appreciation compounded annually. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall market conditions. There can be no assurance that the values shown in this table will be achieved.

(3)	On the effective date of Dr. Chandler’s resignation from the Company (September 5, 2002), Dr. Chandler’s vested options to purchase shares of the Company’s common stock became exercisable for the lesser of (i) the life of the option or (ii) two years from the date of Dr. Chandler’s resignation. Dr. Chandler’s options to purchase shares of common stock that were not vested as of the date of resignation were terminated, including options to purchase 45,834 of the shares granted to Dr. Chandler in fiscal 2002.

(4)	On the effective date of Ms. Page’s departure from the Company (January 1, 2003), her vested options to purchase shares of the Company’s common stock became exercisable for a period of 60 days from the departure date. Ms. Page’s options to purchase shares of the Company’s common stock that were not vested as of her departure date were terminated, including options to purchase 32,223 shares of the shares granted to Ms. Page in fiscal 2002. Options to purchase the remaining options 7,777 granted to Ms. Page in 2002 expired unexercised in March 2003.

Option Exercises and Values for Fiscal 2002

     The table below sets forth information with respect to the named executive officers concerning their exercise of options during 2002 and the unexercised options held by them as of the end of such year. No stock appreciation rights were exercised during the year, and no stock appreciation rights were outstanding at the end of 2002.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at 12/31/2002		at 12/31/2002 (1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas W. Erickson	—	—	26,666	13,334	$—	$—
Harriss T. Currie	—	—	28,076	21,224	$2,907	$—
Mark B. Chandler, Ph.D. (2)	—	—	694,025	—	$96,900	$—
Gail S. Page (3)	—	—	94,999	75,001	$—	$—

(1)	Based upon the market price of $4.11 per share, which was the closing selling price per share of our common stock on The Nasdaq Stock Market on December 31, 2002, less the option exercise price payable per share.

(2)	On the effective date of Dr. Chandler’s resignation from the Company (September 5, 2002), Dr. Chandler’s vested options to purchase shares of the Company’s common stock became exercisable for the lesser of (i) the life of the option or (ii) two years from the date of Dr. Chandler’s resignation. All of Dr. Chandler’s unvested options at the time of his resignation were terminated.

(3)	On the effective date of Ms. Page’s departure from the Company (January 1, 2003), Ms. Page’s vested options to purchase shares of the Company’s common stock became exercisable for a period of 60 days from the date of Ms. Page’s departure. All of Ms. Page’s unvested options at the time of her departure were terminated.

Employment Agreements and Termination of Employment Arrangements

     We have a Management Services Agreement with Thomas W. Erickson, our interim President and Chief Executive Officer. This agreement was amended effective as of March 1, 2003 to extend the term of the agreement until August 31, 2003. The agreement terminates immediately upon Mr. Erickson’s death. In the event the agreement is terminated by us without “cause” (as defined in the agreement) or by Mr. Erickson for “good reason” (as defined in the agreement), we will continue to pay Mr. Erickson the remainder of his cash compensation pursuant to the agreement on the same schedule as if Mr. Erickson had continued to perform services for the remainder of the term of the agreement. If we terminate the agreement for “cause”, Mr. Erickson shall not be entitled to payments or benefits after such termination, except for cash compensation accrued up to the date of termination and any expenses required to be reimbursed under the agreement. Our agreement with Mr. Erickson also contains a covenant not to compete that prohibits Mr. Erickson from competing with us during the term of the agreement and for one year following the termination of the agreement. The agreement also prohibits Mr. Erickson from divulging, at any time, any “confidential information” or “trade secrets” (as such terms are defined in the agreement) of the Company.

     On March 7, 2003, the Board of Directors appointed three new executive officers: Randel S. Marfin, Vice President, Marketing/Sales and Business Development; Oliver H. Meek, Vice President, Manufacturing; and James W. Jacobson, Ph.D., Vice President, Research and Development. We have employment agreements with each of these newly appointed executive officers. The employment agreements may be terminated by us or the employee at any time. If we terminate the employee’s employment for “cause” (as defined in the employment agreements) or if the employee resigns, the employee will receive all accrued salary and benefits as of the date of termination. If the employee dies or becomes disabled, the employee will receive all accrued salary, benefits and bonus as of the date of death or disability. If we terminate the employee’s employment without “cause”, the employee will receive a lump sum payment equal to (i) one year’s base salary, plus (ii) the amount of the most recent annual cash bonus amount, plus (iii) all accrued salary and benefits as of the date of termination.

     These employment agreements also have provisions that become effective upon a change in control of the Company (within the meaning set forth in the employment agreements) or a termination of employment in connection with an anticipated change in control. If the executive is terminated following a change of control, we will pay the executive a lump sum equal to 2.99 times the executive’s average annual base salary plus bonus for the most recent five calendar years prior to the occurrence of the change of control. The employment agreements also provide for an additional payment to compensate the executive for any tax liability imposed on change of control payments to the extent these payments constitute “parachute payments” under Section 280G of the Internal Revenue Code. In addition, upon a change of control, all outstanding options held by the executive will vest.

     In connection with Dr. Chandler’s resignation from the Company on September 5, 2002, Dr. Chandler entered into a one-year consultant agreement with the Company. Under the terms of the agreement, Dr. Chandler agreed to provide consulting services to the Company in exchange for a fee of $350,000 payable in equal payments over the term of the agreement in accordance with the timing of the payroll distributions of the Company. In addition, Dr. Chandler’s options to purchase shares of common stock of the Company that were vested on September 5, 2002, became exercisable for the lesser of the life of the option or until September 5, 2004. The consultant agreement may be terminated by us at any time with or without “Cause” (as defined in the consultant agreement). If we terminate the agreement without Cause, Dr. Chandler is entitled to receive any remaining fees payable under the agreement. If Dr. Chandler terminates the agreement without Cause, he is entitled to fees and reimbursable expenses accrued through the date of termination. Upon Dr. Chandler’s death, Dr. Chandler’s estate shall be entitled to receive any remaining fees payable under the agreement. In the event of Dr. Chandler’s disability, we may terminate the agreement and Dr. Chandler will be entitled to receive any remaining fees payable to him under the agreement. Our agreement with Dr. Chandler also contains a covenant not to compete that prohibits Dr. Chandler from competing with us for a period equal to the later of (i) one year following the date of termination of the agreement or (ii) two years from the effective date of the agreement. The consultant agreement also prohibits Dr. Chandler from divulging, at any time, any “confidential information” (as defined in the agreement) of the Company.

     In connection with Ms. Page’s departure from the Company, Ms. Page was paid $280,000 pursuant to the terms of her employment agreement with the Company. All unvested options to purchase shares of the Company’s common stock held by Ms. Page terminated upon her departure from the Company. All of Ms. Page’s vested options to purchase shares of the Company’s common stock remained exercisable for a period of 60 days from the date of Ms. Page’s departure from the Company. In addition, pursuant to the terms of a promissory note between Ms. Page and the Company, an additional $100,000 was forgiven as of her departure date, leaving a due and owing principal amount on the note of $200,000. The terms of Ms. Page’s promissory note are discussed under the heading “Certain Relationships and Related Party Transactions.”

Compensation Committee Report on Executive Compensation

To the Stockholders of Luminex Corporation:

     The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing the base salary and incentive cash bonus programs for our executive officers. The Committee also has responsibility for administration of the 1996 Stock Option Plan for which no further option shares are authorized for issuance, the 2000 Long-Term Incentive Plan under which option grants may be made to key employees, directors and consultants of the Company and the 2001 Broad-Based Stock Option Plan under which grants may be made to non-officer employees and consultants of the Company. Directors and officers of the Company are not eligible to participate in or to receive grants under the 2001 Broad-Based Stock Option Plan.

     The Committee regularly reviews the Company’s compensation policies to ensure that our Chief Executive Officer and other executive officers are rewarded appropriately for their contributions to the Company and that the overall compensation strategy supports the objectives of our organization, as well as stockholder interests. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon our performance as a company, as well as upon his or her own level of performance. Accordingly, the compensation packages for our officers are comprised of three elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with median salary levels in the industry; (ii) annual variable performance awards payable in cash and tied to a formula based on the financial performance of the Company and individual goals set by us, as well as management evaluations and discretion of the Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between these officers and our stockholders. As an officer’s level of responsibility increases, it is the intent of the Committee to have a greater portion of his or her total compensation be dependent upon performance and stock price appreciation rather than base salary.

     Several of the more important factors which the Committee considered in establishing the components of each officer’s compensation package for 2002 are summarized below. Additional factors were also taken into account, and the Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future years.

     Base Salary. The base salary for each officer is determined on the basis of the following factors: experience, personal performance, the median salary levels in effect for comparable positions within and outside the industry and internal comparability considerations. The weight given to each of these factors may differ from individual to individual, as the Committee deems appropriate. In selecting comparable companies for the purposes of maintaining competitive compensation, the Committee considers many factors, including geographic location, growth rate, annual revenue, profitability and market capitalization. The Committee also considers companies outside the industry which may compete with us in recruiting executive talent.

     Annual Incentive Compensation. For 2002, annual incentive compensation payments were made based on the recommendations of our interim Chief Executive Officer, as well as management evaluations and the discretion of the Committee.

     Long-Term Compensation. Long-term incentives are provided primarily through stock option grants. The grants are designed to align the interests of each officer with those of our stockholders and provide each officer with a significant incentive to manage our company from the perspective of an owner with an equity stake in our business. Each grant allows the officer to acquire shares of our common stock at a fixed price per share (generally the market price on the grant date) over a specified period of time. Generally, options granted to officers vest over a period of three to four years, contingent upon the officer’s continued employment. Accordingly, the option will provide a return to the officer only if the officer remains employed by us during the respective vesting period, and then only if the market price of the underlying shares of common stock appreciates over the option term. The number of shares of common stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the officer’s current position with us, the base salary associated with that position, the median size of comparable awards made to officers in similar positions within the industry, the officer’s potential for increased responsibility and promotion over the option term and the officer’s personal performance in recent periods. The Committee also takes into account the number of vested and unvested options held by the officer in order to maintain an appropriate level of equity incentive for that officer. However, the Committee does not adhere to any specific guidelines as to the relative stock option holdings of our officers. The actual options granted in 2002 to each of the named executive officers is indicated in the Long Term Compensation Awards column.

     Compensation of the Chief Executive Officer. Thomas W. Erickson was engaged by the Company in September 2002 to serve as interim President and Chief Executive Officer and is currently under contract with us through August 2003. Mr. Erickson’s compensation was determined using similar considerations as discussed above for all officers. However, because of the interim nature of Mr. Erickson’s engagement, the Committee also considered other relevant factors, including the short-term nature of the engagement, in negotiating the terms of Mr. Erickson’s employment. Beginning in September 2002, Mr. Erickson receives $41,667 per month, plus reimbursement of health insurance premiums for Mr. Erickson’s family, pursuant to the Management Services Agreement between us and Mr. Erickson. Also, upon his engagement, Mr. Erickson was granted an option to purchase 40,000 shares of the Company’s common stock, which vested in seven equal monthly installments and became fully exercisable in February 2003. In connection with extending Mr. Erickson’s engagement for an additional six months (through August 2003), Mr. Erickson was granted a second option for the purchase of 85,000 shares, which vest in six equal monthly installments from March through August 2003. Both option grants contained an exercise price equal to the closing price of the common stock (as reported on The Nasdaq Stock Market) as of the date of grant, $6.86 and $4.68, respectively.

     Mark B. Chandler, Ph.D. served as the Company’s Chairman and Chief Executive Officer until September 5, 2002, when he left the Company to become Chairman and Chief Executive Officer of Rules-Based Medicine, Inc. In connection with his departure from the Company, Dr. Chandler entered into a one-year consulting agreement with the Company pursuant to which he will receive $350,000 over the term of the agreement. The terms of Dr. Chandler’s consulting agreement are discussed under the heading “Employment Agreements and Termination of Employment Arrangements”.

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the cash compensation to be paid to our officers for 2002 will exceed the $1 million limit per officer. Our 2000 Long-Term Incentive Plan is structured so that any compensation deemed paid to an officer when he or she exercises an outstanding option under the 2000 Long-Term Incentive Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Fred C. Goad, Jr. (Chairman) C. Thomas Caskey, M.D., F.A.C.P. John E. Koerner, III

Common Stock Performance Graph

     The following graph sets forth the cumulative total stockholder return for our common stock, the Nasdaq Stock Market Index (U.S.) and the Nasdaq Biotechnology Index for the period indicated as prescribed by the Securities and Exchange Commission’s rules. The graph assumes $100 was invested on March 30, 2000, the date our common stock began trading on The Nasdaq Stock Market, in each of (1) our common stock, (2) the Nasdaq Stock Market Index and (3) the Nasdaq Biotechnology Index and that all dividends, if any, were reinvested.

Total Return Analysis
	03/30/00	12/29/00	12/31/01	12/31/02

Luminex Corporation	$100.00	$153.31	$99.76	$24.18
Nasdaq Stock Market Index (U.S.)	$100.00	$54.97	$43.62	$30.16
Nasdaq Biotechnology Index	$100.00	$105.69	$88.58	$60.72

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In September 2002, the Company sold its Rules-Based-MedicineTM research and development project to a newly formed company, Rules-Based Medicine, Inc. (“RBM”), headed by Dr. Mark Chandler, our co-founder and former Chairman, Chief Executive Officer and President. Upon the closing of the transaction, Dr. Chandler resigned as Chairman, Chief Executive Officer and President of the Company, as well as in his role as a director, in order to focus his efforts on RBM. In exchange for $1.1 million of cash and cash related items, property and equipment (with a net book value of $452,000) and assumption of certain liabilities, the Company received 990,000 shares of Preferred Stock of RBM, with a liquidation value of approximately $4.4 million, and 901,000 shares of common stock of RBM, representing a 10% equity interest that is not subject to dilution except subsequent to a qualified public offering by RBM. In addition to the asset sale and the assumption of certain liabilities, the Company entered into a Development and Supply Agreement pursuant to which RBM licensed the Company’s proprietary xMAP technology and the Company agreed to sell RBM instruments and microspheres.

     In connection with the RBM transaction, the Company entered into a consultant agreement with Dr. Chandler. The term of the agreement expires on September 5, 2003. Under the terms of the agreement, Dr. Chandler agreed to provide consulting services to the Company in exchange for a fee of $350,000 payable in equal payments over the term of the agreement in accordance with the timing of the payroll distributions of the Company. In addition, Dr. Chandler’s options to purchase common stock of the Company that were vested on September 5, 2002, became exercisable for the lesser of the life of the option or until September 5, 2004.

     During 2001, we entered into a promissory note with Gail S. Page, our then Executive Vice President and Chief Operating Officer, and her spouse, the principal amount of which was $400,000. The purpose of this transaction was to help Ms. Page and her spouse finance the purchase of a home in connection with her relocation and employment with the Company. No payments of principal are due on the note until its maturity date, May 9, 2011, provided that Ms. Page is required to apply any net, after tax proceeds from the sale of any options or common stock received in connection with her employment in excess of $500,000 to the payment of the principal balance of the note, up to a maximum of $200,000. Provided Ms. Page and her spouse are not in default under the note, no interest is to be paid on the unpaid principal balance prior to the maturity of the note. Any past due principal or interest bears interest from maturity at an annual rate of 10%. The promissory note is secured by a deed of trust on the home. On each of October 2, 2001 and 2002, according to the terms of the note, $50,000 of principal was forgiven. Effective January 1, 2003, Ms. Page left the employment of the Company and, consistent with the terms of the promissory note, an additional $100,000 was forgiven on that date. The promissory note is non-interest bearing and is due on or before May 9, 2011. $200,000 currently is outstanding under the note.

     In connection with Ms. Page’s departure from the Company, Ms. Page was paid $280,000 pursuant to the terms of her employment agreement with the Company. All unvested options to purchase shares of the Company’s common stock held by Ms. Page terminated upon her departure from the Company. All of Ms. Page’s vested options to purchase shares of the Company’s common stock became exercisable for a period of 60 days from the effective date of Ms. Page’s departure from the Company.

     From October 2001 through December 2002, Mr. McNamara provided financial and strategic consulting services to the Company. Under his consulting agreement with the Company, Mr. McNamara received a fee of $2,000 per working day, as well as an option to purchase 5,000 shares of the Company’s common stock on the last business day of each month during the term of the agreement. Mr. McNamara received compensation in an aggregate amount of $230,000 in 2002 and was granted options to purchase an aggregate of 75,000 shares of common stock during the term of his consulting agreement. Each option became vested as of the date of grant and remains exercisable for a period of 10 years following the grant date. The consulting agreement terminated at the end of 2002.

REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Luminex Corporation:

     The Board of Directors maintains an Audit Committee comprised of four outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the National Association of Securities Dealers that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by the applicable rules of the National Association of Securities Dealers. The Audit Committee operates under a written charter, see Appendix A, which was revised and adopted by the Board of Directors on March 7, 2003.

     Pursuant to the Restated Audit Committee Charter, the Audit Committee oversees the financial reporting process on behalf of the entire Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and the independent auditors the audited and interim financial statements included in our reports filed with the Securities and Exchange Commission in advance of the filings of such reports.

     The Audit Committee has reviewed and discussed the audited financial statements with management. Furthermore, the Audit Committee has reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61(Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee has also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and our management.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. The Audit Committee held six meetings during 2002.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. The Audit Committee also determined that the provision of the services rendered by Ernst & Young LLP as described below under the heading “Auditors – All Other Fees” was compatible with maintaining Ernst & Young LLP’s independence.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jim D. Kever (Chairman) Robert J. Cresci Laurence E. Hirsch John E. Koerner, III

AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP to audit our financial statements for the year ending December 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and respond to appropriate questions from the stockholders. Ernst & Young LLP also will be given the opportunity to make a statement should they desire to do so.

Audit Fees

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the year ended December 31, 2002 and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for 2002 were $96,000.

Financial Information Systems Design and Implementation Fees.

     Ernst & Young LLP performed no services and therefore billed no fees relating to financial information systems design and implementation during 2002.

All Other Fees

     Aggregate fees for all other services rendered by Ernst & Young LLP were $124,260, including audit related services of $15,000 and nonaudit related tax services of $109,260. Audit related services generally include fees for Securities and Exchange Commission registration statements, statutory audits and accounting consultations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Securities and Exchange Commission, and we are required to disclose in this Proxy Statement any failure of such persons to file by those dates. Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2002 and written representations to the Company by our directors and current executive officers that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and ten-percent beneficial owners for 2002.

EXPENSES AND SOLICITATION

     We will bear the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and regular employees, without additional compensation.

STOCKHOLDER PROPOSALS FOR 2004 PROXY STATEMENT

     It is contemplated that our 2004 annual meeting of stockholders will take place in May 2004. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2004 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, if such proposals are received by us before the close of business on December 19, 2003. Notices of stockholders’ proposals submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the 2003 annual meeting in the manner specified in the bylaws. For proposals that are not timely filed, we retain discretion to vote proxies that we receive. For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement. In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that stockholders submit their proposals by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

APPENDIX A

RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
LUMINEX CORPORATION

Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Oversee the independence and performance of the Company’s independent auditors.

•	Provide an avenue of free and open communication among the independent auditors, management and the Board of Directors.

The Audit Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the independent auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company’s financial management, as well as its independent auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Audit Committee members; consequently, in carrying out its duties and responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

Responsibilities and Duties

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Audit Committee may undertake additional duties and responsibilities as the Board of Directors or the Audit Committee deems appropriate given the circumstances.

Document/Reports Review Procedures

1.	The Audit Committee shall assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with Securities and Exchange Commission (“SEC”) regulations or applicable listing standards.

2.	The Audit Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Audit Committee shall consider whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC (the “Form 10-K”). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements to be included in the Company’s Quarterly Report on Form 10-Q filed with the SEC (the “Form 10-Q”). The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management and the independent auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses.

5.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 (Communication with Audit Committees) as may be modified or supplemented.

6.	Review disclosures made to the Audit Committee by the Company’s Disclosure Committee and by the chief executive officer and chief financial officer during their certification process for the Form 10-K and Forms 10-Q, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Independent Auditors

7.	The independent auditors are accountable to the Audit Committee and the Board of Directors and shall report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the independent auditors annually. In addition, the Audit Committee shall:

•	oversee the work of the independent auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and general audit approval;

•	resolve disagreements between management and the independent auditors regarding financial reporting;

•	establish hiring policies for employees or former employees of the independent auditors;

•	preapprove all auditing services to be provided by the independent auditors;

•	preapprove all non-auditing services, including tax services, to be provided by the independent auditors, subject to such exceptions as may be determined by the Audit Committee to be appropriate and consistent with federal and regulatory provisions;

•	receive reports from the independent auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

•	receive from the independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company that may impact the objectivity and independence of the independent auditors; and

•	discuss with the independent auditors in an active dialogue any such disclosed relationships or services and their impact on the independent auditors’ objectivity and independence.

8.	The Audit Committee shall have the ultimate authority and responsibility to select (subject, if sought, to stockholder ratification), determine the compensation of, and where appropriate, terminate and replace the independent auditors.

A-2

Legal Compliance

9.	On at least an annual basis, review with the Company’s legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

10.	Review and approve all transactions between the Company and its employees, directors, agents and other related parties and their affiliates.

11.	Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

12.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

14.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Composition of the Committee

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

Meetings

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances indicate, including teleconferences when appropriate. A majority of the Audit Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. The Audit Committee shall meet privately in executive session on a regular basis at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the independent auditors applicable review procedures.

Committee Access and Resources

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as directors, executive officers, employees, advisors and other consultants to the organization. The Audit Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

A-3

REVOCABLE PROXY
LUMINEX CORPORATION
12212 Technology Blvd., Austin Texas 78727

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LUMINEX CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2003 OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned hereby appoints Thomas W. Erickson and Harriss T. Currie, and each of them, or any successors in their respective positions, as proxies with full powers of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock of Luminex Corporation (the “Company”) held of record by the undersigned as of April 8, 2003, at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Renaissance Hotel, 9721 Arboretum Blvd., Austin, Texas 78759 on Thursday, May 22, 2003, at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof.

     Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted “FOR” the election of the Board of Directors’ nominees to the Board of Directors and otherwise at the discretion of the proxies. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Luminex Corporation to be held on May 22, 2003, or any adjournment or postponement thereof, a Proxy Statement for the Annual Meeting and the 2002 Annual Report, prior to the signing of this proxy. All of the proposals set forth on the reverse side hereof are more fully described in the Proxy Statement.

(Continued, and to be dated and signed, on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” the Board’s nominees.	Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

1.	Proposal to elect the following nominees for a	In his discretion, the proxy is authorized to vote with respect to matters incident to
	three-year term:	the conduct of the Annual Meeting and upon such other matters as may properly come before the Annual Meeting or an adjournment or postponement thereof.
01 G. Walter Loewenbaum II
02 Kevin M. McNamara

FOR ALL
NOMINEES
(except if written	WITHHOLD	I plan to attend the meeting. ☐
below)	ALL
☐	☐

(Instruction: to withhold authority to vote for a individual nominee, write that nominee’s name in the space provided
below.)

Dated: , 2003

Signature of Stockholder

Signature if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, each person should sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/lmnx		1-800-435-6710
Use the Internet to vote your proxy.		Use any touch-tone telephone to		Mark, sign and date
Have your proxy card in hand when		vote your proxy. Have your proxy		your proxy card
you access the web site. You will be	OR	card in hand when you call. You will	OR	and
prompted to enter your control		be prompted to enter your control		return it in the
number, located in the box below, to		number, located in the box below,		enclosed postage-paid
create and submit an electronic		and then follow the directions		envelope.
ballot.		given.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.